Exhibit 99.1


[FRONT]

                            PaperClip Software, Inc.
                                      PROXY
             Special Meeting of Stockholders, _______________, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William Weiss and Michael Suleski, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of Common Stock of PaperClip Software, Inc. held of record by the undersigned on ________________, 1997, at the Special Meeting of Stockholders to be held on ______________, 1997, and any adjournments or postponements thereof.

     The undersigned hereby directs this Proxy to be voted as follows:

     1. Proposal to approve and adopt a Merger Agreement (the "Merger Agreement") dated as of November 12, 1997 among the Company, Access Solutions International, Inc. ("ASI"), and PaperClip Acquisition Corp. a newly-formed subsidiary of ASI ("Newco"), pursuant to which Newco will merge with and into PaperClip, with PaperClip surviving as a subsidiary of ASI, for an aggregate merger consideration equal to 1,544,438 shares (which amount includes 75,000 shares of ASI Common Stock and 75,000 Class B Warrants which will be placed in escrow pursuant to the Escrow Agreement) of ASI Common Stock, par value $.01 per share (the "ASI Common Stock"), and an equal number of ASI Class B Warrants, which will entitle the holder of each warrant to acquire one share of ASI Common Stock at $6.00 per share.

        FOR                       AGAINST                             ABSTAIN

     2. Proposal to consider and vote upon an amendment to the Company's Certificate of Incorporation to authorize a new class of non-voting preferred stock of the Company which shall be exchanged for the Company's 12% Convertible Notes, in the aggregate outstanding principal amount of $129,690.74 (plus unpaid interest accrued on such notes).

        FOR                       AGAINST                             ABSTAIN

     3. In their discretion, the named proxies may vote on such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.

The   undersigned    acknowledges    receipt   of   the    accompanying    Proxy
Statement-Prospectus dated ____________, 1997.

[BACK]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

                                               Date:____________________________

                                               ---------------------------------
                                                       Signature of stockholder

                                               --------------------------------
                                                       Signature if held jointly

                                               NOTE: Please mark, date, sign and
                                               return this Proxy  promptly using
                                               the   enclosed   envelope.   When
                                               shares are held by joint tenants,
                                               both should  sign.  If signing as
                                               attorney,               executor,
                                               administrator,     trustee     or
                                               guardian, please give full title.
                                               If a corporation or  partnership,
                                               please  sign  in   corporate   or
                                               partnership name by an authorized
                                               person.